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 MIDLAND LOAN SERVICES

ANNUAL STATEMENT OF COMPLIANCE

of

PNC BANK, NATIONAL ASSOCIATION

d/b/a MIDLAND LOAN SERVICES

Pursuant to the requirements of the applicable Servicing Agreement for the transactions listed on Schedule I hereto, the undersigned, Timothy Steward, as Senior Vice President of Midland Loan Services, a division of PNC Bank, National Association, hereby certifies, subject to any limitations listed on Schedule I hereto, as of the date hereof, solely in his capacity as an officer and not in his individual capacity, as follows:

1. A review of the Servicer’s activities during the calendar year 2018 (the “Reporting Period”) and of its performance under the Agreement has been made under the undersigned officer’s supervision; and

2. To the best of the undersigned officer’s knowledge, based on such review, the Servicer has fulfilled all of its obligations under the Agreement in all material respects throughout the Reporting Period.

Dated: March 1, 2019

PNC Bank, National Association

d/b/a Midland Loan Services

/s/ Timothy Steward

Timothy Steward

Senior Vice President

Member of The PNC Financial Services Group

10851 Mastin Boulevard Overland Park, Kansas 66210

800-327-8083

www.pnc.com/midland

Schedule I
UBS Commercial Mortgage Securitization Corp.
Recipient Role	Deal Name	Series Number	Midland Role
Depositor	UBS Commercial Mortgage Securitization Corp.	Series 2012‐C3	Master Servicer
Depositor	UBS Commercial Mortgage Securitization Corp.	Series 2012‐C4
Master Servicer of the 1000 Harbor Boulevard loan under the UBS‐Barclays 2012‐C3 PSA.
Depositor	UBS Commercial Mortgage Securitization Corp.	Series 2013‐C5	Master and Special Servicer
Depositor	UBS Commercial Mortgage Securitization Corp.	Series 2017‐C1
Master and Special Servicer of the Moffett Place Google loan under the CD 2017‐CD3 PSA.
Special Servicer of the Apple Sunnyvale loan under the CSAIL 2017‐C8 PSA.
Special Servicer of the Sheraton Hotel Greensboro loan under the BANK 2017‐BNK6 PSA.
Depositor	UBS Commercial Mortgage Securitization Corp.	Series 2017‐C2	Master and Special Servicer
Master and Special Servicer on the Starwood Capital Group Hotel Portfolio loan under the DBJPM 2017‐C6 PSA.
Special Servicer on the 85 Broad Street loan under the CSAIL 2017‐C8 PSA.
Depositor	UBS Commercial Mortgage Securitization Corp.	Series 2017‐C3
Master and Special Servicer on the TZA Multifamily Portfolio I and Park West Village loans under the UBS 2017‐C2 PSA.
Depositor	UBS Commercial Mortgage Securitization Corp.	Series 2017‐C4
Master and Special Servicer on the TZA Multifamily Portfolio I and Park West Village loans under the UBS 2017‐C2 PSA.
Master and Special Servicer of the 50 Varick Street loan under the UBS 2017‐C5 PSA.
Depositor	UBS Commercial Mortgage Securitization Corp.	Series 2017‐C5	Master and Special Servicer
Master and Special Servicer on the Hyatt Regency Princeton, Marriott Grand Cayman and At Home Portfolio loans under the CCUBS 2017‐C1 PSA.
Special Servicer of the Griffin Portfolio loan under the BANK 2017‐BNK8 PSA.
Special Servicer on the Bass Pro & Cabela's Portfolio and Cabela's Industrial Portfolio loans under the GSM 2017‐G
Master and Special Servicer of the AHIP Northeast Portfolio III loan under the UBS 2017‐C2 PSA.
Depositor	UBS Commercial Mortgage Securitization Corp.	Series CCUBS 2017‐C1	Master and Special Servicer
Master and Special Servicer on the Manchester Financial Building loans under the UBS 2017‐C5 PSA.
Special Servicer on the Bass Pro & Cabela's Portfolio loan under the GSM 2017‐GS8 PSA.
Depositor	UBS Commercial Mortgage Securitization Corp.	Series 2017‐C6
Master and Special Servicer on the DoubleTree Wilmington loan under the UBS 2017‐C5 PSA.
Master and Special Server on the 2U Headquarters, Chelsea Multifamily Portfolio and At Home Portfolio loans under the CCUBS 2017‐C1 PSA.
Special Servicer on the Griffin Portfolio loan under the BANK 2017‐BNK8 PSA.
Special Servicer on the Bass Pro & Cabela's Portfolio loan under the GSMS 2017‐GS8 PSA.
Master Servicer on the 111 West Jackson loan under the CSAIL 2018-CX11 PSA.
Depositor	UBS Commercial Mortgage Securitization Corp.	Series 2017‐C7
Special Servicer of the Griffin Portfolio under the BANK 2017‐BNK8 PSA.
Master and Special Servicer on the Tryad Industrial & Business Center loan under the UBS 2018-C8 PSA.
Master Servicer on the AFIN Portfolio loan under the UBS 2018-C11 PSA.
Depositor	UBS Commercial Mortgage Securitization Corp.	Series 2018-C8	Master and Special Servicer
Master Servicer on the City Square and Clay Street loan under the UBS 2018-C9 PSA.
Master and Special Servicer on the Cross Point loan under the BMARK 2018-B3 PSA.
Master Servicer on the AFIN Portfolio loan under the UBS 2018-C11 PSA.
Depositor	UBS Commercial Mortgage Securitization Corp.	Series 2018-C9	Master Servicer
Master and Special Servicer on the Park Place at Florham Park and Cross Point loans under the UBS 2018-C8 PSA.
Master Servicer on The SoCal Portfolio under the CBCMT 2018-B2 PSA.
Master Servicer on the AFIN Portfolio loan under the UBS 2018-C11 PSA.
Master and Special Servicer on the Cross Point loan under the BMARK 2018-B3 PSA.
Depositor	UBS Commercial Mortgage Securitization Corp.	Series 2018-C10
Master Servicer on the Eastmont Town Center loan under the UBS 2018-C9 PSA
Depositor	UBS Commercial Mortgage Securitization Corp.	Series 2018-C11	Master Servicer
Master Servicer of the Soho House Chicago and Throggs Neck Shopping Center loans under the CSAIL 2018-CX11 PSA.
Master and Special Servicer on the Riverfront Plaza loan under the UBS 2018-C12 PSA.
Depositor	UBS Commercial Mortgage Securitization Corp.	Series 2018-C12	Master and Special Servicer
Master Servicer on the 5th Street Station loan under the UBS 2018-C11 PSA.
Depositor	UBS Commercial Mortgage Securitization Corp.	Series 2018-C13
Master and Special Servicer on the Aspect RHG Hotel, Riverwalk and Wyvernwood Apartments loans under the UBS 2018-C12 PSA.
Special Servicer on the Ellsworth Place loan under the WFCM 2018-C47 PSA.
Depositor	UBS Commercial Mortgage Securitization Corp.	Series 2018-C14	Master Servicer
Special Servicer on the Ellsworth Place loan under the WFCM 2018-C47 PSA.
Depositor	UBS Commercial Mortgage Securitization Corp.	Series 2018-C15	Master and Special Servicer
Master Servicer on the Nebraska Crossing, Regency Properties Portfolio, Clevelander South Beach and Heartland Dental Medical Office Portfolio under the UBS 2018-C14 PSA.
Special Servicer on the Ellsworth Place loan under the WFCM 2018-C47 PSA.
Master Servicer on the Staples Strategic Industrial and Saint Louis Galleria loans under the Benchmark 2018-B8 PSA.